
Become a Winery Owner!
WILLAMETTE VALLEY
VINEYARDS
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WILLAMETTE VALLEY
VINEYARDS
Become a Winery Owner
Invest in an Oregon Winery!
LEARN MORE


Become a Winery Owner
Invest in Bernau Estate in Oregon!
WILLAMETTE VALLEY
VINEYARDS
LEARN MORE


Become a Winery Owner!
WILLAMETTE VALLEY
VINEYARDS